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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated April 17, 2000, except for the first and second paragraphs of Note 14, as to which the date is May 17, 2000, and the third paragraph of Note 14 as to which the date is June 29, 2000, in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-37404) and related Prospectus of The Medicines Company for the registration of 5,000,000 shares of its common stock.


                                             Ernst & Young LLP

Boston, Massachusetts


The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the third paragraph of Note 14 to the financial statements.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
July 20, 2000